ADDENDUM TO RECOURSE FACTORING AND SECURITY AGREEMENT

This document hereby amends the recourse factoring and security agreement dated **May 29, 2020,** by and between **UNIQUE LOGISTICS INTERNATIONAL, INC.** ("Seller"), a Nevada Corporation and **COREFUND CAPITAL, LLC** ("Purchaser").

Specific Terms

Termination Notice Rescinded – Unique Logistics International, Inc. is rescinding termination notice provided to CoreFund Capital, LLC on March 23, 2021.

Credit Line: $2,000,000.00

Term: None

Early Termination Fee: $0.00

UCC: CoreFund Capital, LLC will refile a UCC lien on Unique Logistics International, Inc. to include the following collateral: All Seller's assets now owned and hereafter acquired accounts; chattel paper; deposit accounts; contract rights; letter of credit rights; instruments; payment and general intangibles; goods; inventory; insurance proceeds; equipment and fixtures; investment property; and all books and records relating to all of the foregoing property, including, without limitation, all computer programs; and all proceeds of the foregoing.

This amendment is effective **June 17, 2021**, all other terms and conditions that are not hereby amended are to remain in full force and effect.

Seller: **UNIQUE LOGISTICS INTERNATIONAL, INC.**

DocuSigned by:
Name: Sunandan Ray
6C33FC8170F24C5...

Title: CEO Date: 6/17/2021

Purchaser: **COREFUND CAPITAL, LLC**

DocuSigned by:
Name: Bonnie Castillo
A569A371D7CE4BB...

Title: President Date: 6/17/2021